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                                                               EXHIBIT 5

    [LETTERHEAD OF O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS]

                                August 7, 1996


DenAmerica Corp.
7373 North Scottsdale Road, Suite D-120
Scottsdale, Arizona 85253

                  RE:      REGISTRATION STATEMENT ON FORM S-8
                           DENAMERICA CORP.

Gentlemen:

                  As legal counsel to DenAmercia Corp., a Georgia corporation (the "Company") we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 7, 1996 in connection with the registration under the Securities Act of 1933, as amended, of 324,800 shares of Common Stock, par value $0.10 per share, of the Company (the "Shares") issuable pursuant to the Stock Option Agreements (the "Options") by and between the Company and William G. Cox and Todd S. Brown, respectively. The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Georgia as amended through the date hereof;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Resolutions of the Board of Directors of the Company dated July 3, 1996, reserving an aggregate of 324,800 shares of the Company's Common Stock for the Options; and

                  D. The Registration Statement.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Options, will be validly issued, fully paid and nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. We have, however, consulted with counsel qualified to practice law in the Stae of Georgia with respect to the opinion expressed above.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                                  Very truly yours,

                                                  O'Connor, Cavanagh, Anderson,
                                                  Killingsworth & Beshears,
                                                  a professional association